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                                                                 EXHIBIT 16 (b)

                        MORGAN STANLEY DEAN WITTER FUNDS
                                 CODE OF ETHICS

I.  INTRODUCTION

        This Code of Ethics is adopted by the investment companies listed on Schedule A attached hereto, which list may be amended from time to time (each a "Fund" and collectively the "Morgan Stanley Dean Witter Funds" or the "Funds"), in compliance with Rule 17j-1 promulgated by the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended. This Code covers all persons who are "Access Persons," as that term is defined in Rule 17j-1. To the extent that any such individuals are "Access Persons" under the Code of Ethics of the Funds' Investment Advisor, Investment Manager, or Sub-Advisor, as applicable (any such entity herein referred to as "Investment Advisor"), whose Codes have also been established pursuant to Rule 17j-1, compliance by such individuals with the provisions of the Code of the applicable Investment Advisor shall constitute compliance with this Code.

II. PERSONAL TRANSACTIONS

    A.  REPORTS OF TRANSACTIONS - INDEPENDENT DIRECTORS/TRUSTEES

        An Independent Director/Trustee of a Morgan Stanley Dean Witter Fund shall report quarterly to the Fund any personal transaction in a security if he or she knows or should know at the time of entering into the transaction that: (a) the Fund has engaged in a transaction in the same security within the last 15 days, or is engaging in such transaction or is going to engage in a transaction in the same security in the next 15 days, or (b) the Fund or its Investment Advisor has within the last 15 days considered a transaction in the same security or is considering a transaction in the security or within the next 15 days is going to consider a transaction in the security.

    B. REPORTS OF TRANSACTIONS, BROKERAGE ACCOUNTS AND HOLDINGS - ACCESS PERSONS WHO ARE NOT INDEPENDENT DIRECTORS/ TRUSTEES

        An Access Person who is not an Independent Director/Trustee of a Morgan Stanley Dean Witter Fund shall report all non-exempt securities transactions and new brokerage accounts on a quarterly basis.

        An Access Person who is not an Independent Director/Trustee of a Morgan Stanley Dean Witter Fund shall provide an annual listing of holdings of (i) all securities beneficially owned as of December 31 of the preceding year, except securities exempt from pre-clearance and reporting under Section D.,
    (2) hereof listing the title of the security, number of shares held, and principal amount of the security, (ii) the name of any broker dealer or financial institution where the account(s) are maintained, as of December 31 of the preceding year (a current listing will also be required upon the effectiveness of this Code) and (iii) the date the Report is submitted by the Access Person. The information must be current as of a date not more than 30 days before the report is submitted. New Access Persons, who are not Independent Directors/Trustees of a Morgan Stanley Dean Witter Fund, will be required to provide a listing of all non-exempt securities holdings, with the information set forth above, as of the date of commencement of employment as well as a listing of all outside brokerage accounts no later than ten days after that person becomes an Access Person.

    C.  REPORTS OF TRANSACTIONS, BROKERAGE ACCOUNTS AND HOLDINGS - GENERAL

        Any quarterly report required under A or B above must be made within ten days after the end of the calendar quarter in which the personal transaction occurred. The report may be made on the form provided by the Investment Advisor or may consist of a broker statement that provides at least the same information. In the event that MSDW Advisors already maintains a record of the required information, an Access Person may satisfy this requirement by
    (i) confirming in writing (which may include e-mail) the accuracy and completeness of the record and disclose the beneficial ownership of

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    securities (if any) not listed on the account statement and (ii) recording the date of the confirmation. Copies of the Investment Advisor's forms, which may be revised at any time, are attached.

        The Funds' Compliance Officer will identify and advise all Access Persons, including the Independent Directors/Trustees, subject to the reporting requirement under A or B above, of their reporting requirement. Each report required under A or B above will be submitted for review by the Compliance Officer or Compliance Coordinator in the Risk Management Department of the Investment Advisor.

    D.  DEFINITIONS AND EXEMPTIONS

       (1) DEFINITIONS

           For purposes of this Code the term "personal transaction" means the purchase or sale, or other acquisition or disposition, of a security for the account of the individual making the transaction or for an account in which he or she has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in a security.

           The term "beneficial ownership" is defined by rules of the SEC. Generally, under SEC rules a person is regarded as having beneficial ownership of securities held in the name of:

           (a) a husband, wife, or minor child;

           (b) a relative sharing the same house;

           (c) anyone else if the access person -

               (i) obtains benefits substantially equivalent to ownership of the securities; or

               (ii) can obtain ownership of the securities immediately or at some future time.

           The term "Access Person" is defined by rules of the SEC as (i) any director, officer, or general partner of a fund or of a fund's investment adviser, or any employee of a fund or of a fund's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities; or (ii) any director, officer, or general partner of a principal underwriter who in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of securities for the fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the fund regarding the purchase or sale of securities.

       (2) EXEMPTIONS

           No report is required for a personal transaction in any of the following securities:

               (i) Securities issued by the U.S. Government;

               (ii) Bank certificates of deposit;

               (iii) Bankers' acceptances;

               (iv) Commercial paper;

               (v) Open-end mutual fund shares.

           Also, no report is required with respect to any account over which the access person has no influence or control.

III. CODE VIOLATIONS

        Any officer of a Morgan Stanley Dean Witter Fund who discovers a violation or apparent violation of this Code by an access person shall bring the matter to the attention of the Chief Executive Officer or General Counsel of the Fund who shall then report the matter to the Board of Directors or the Board of Trustees, as the case may be, of the fund. The Board shall determine

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    whether a violation has occurred and, if it so finds, may impose such sanctions, if any, as it considers appropriate.

IV. ADMINISTRATION OF CODE OF ETHICS

        On a quarterly basis, the Board of Directors or the Board of Trustees of each of the Funds shall be provided with a written report by each of the Funds and the Investment Advisors, that describes any new issues arising under the Code of Ethics, including information on material violations of the Code of Ethics or procedures and sanctions imposed, and certifies that each Fund and the Investment Advisors have adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

Rev. March 1, 2000

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                        MORGAN STANLEY DEAN WITTER FUNDS
                                       AT
                                  MAY 31, 2000

MONEY MARKET FUNDS

    1.   Active Assets California Tax-Free Trust ("AA CALIFORNIA")

    2.   Active Assets Government Securities Trust ("AA GOVERNMENT")

    3.   Active Assets Institutional Money Trust ("AA INSTITUTIONAL")

    4.   Active Assets Money Trust ("AA MONEY")

    5.   Active Assets Premier Money Trust ("AA PREMIER")

    6.   Active Assets Tax-Free Trust ("AA TAX-FREE")

    7. Morgan Stanley Dean Witter California Tax-Free Daily Income Trust ("CALIFORNIA TAX-FREE DAILY")

    8.   Morgan Stanley Dean Witter Liquid Asset Fund Inc. ("LIQUID ASSET")

    9. Morgan Stanley Dean Witter New York Municipal Money Market Trust ("NEW YORK MONEY")

    10.  Morgan Stanley Dean Witter Tax-Free Daily Income Trust ("TAX-FREE
         DAILY")

    11. Morgan Stanley Dean Witter U.S. Government Money Market Trust ("GOVERNMENT MONEY")

EQUITY FUNDS

    12.  Morgan Stanley Dean Witter Aggressive Equity Fund ("AGGRESSIVE EQUITY")

    13. Morgan Stanley Dean Witter American Opportunities Fund ("AMERICAN OPPORTUNITIES")

    14.  Morgan Stanley Dean Witter Capital Growth Securities ("CAPITAL GROWTH")

    15.  Morgan Stanley Dean Witter Competitive Edge Fund ("COMPETITIVE EDGE")

    16. Morgan Stanley Dean Witter Developing Growth Securities Trust ("DEVELOPING GROWTH")

    17. Morgan Stanley Dean Witter Dividend Growth Securities Inc. ("DIVIDEND GROWTH")

    18.  Morgan Stanley Dean Witter Equity Fund ("EQUITY FUND")

    19.  Morgan Stanley Dean Witter European Growth Fund Inc. ("EUROPEAN
         GROWTH")

    20.  Morgan Stanley Dean Witter Financial Services Trust ("FINANCIAL
         SERVICES")

    21.  Morgan Stanley Dean Witter Fund of Funds ("FUND OF FUNDS")

    22. Morgan Stanley Dean Witter Global Dividend Growth Securities ("GLOBAL DIVIDEND GROWTH")

    23.  Morgan Stanley Dean Witter Global Utilities Fund ("GLOBAL UTILITIES")

    24.  Morgan Stanley Dean Witter Growth Fund ("GROWTH FUND")

    25.  Morgan Stanley Dean Witter Health Sciences Trust ("HEALTH SCIENCES")

    26.  Morgan Stanley Dean Witter Income Builder Fund ("INCOME BUILDER")

    27.  Morgan Stanley Dean Witter Information Fund ("INFORMATION FUND")

    28.  Morgan Stanley Dean Witter International Fund ("INTERNATIONAL FUND")

    29. Morgan Stanley Dean Witter International SmallCap Fund ("INTERNATIONAL SMALLCAP")

    30.  Morgan Stanley Dean Witter Japan Fund ("JAPAN FUND")

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    31.  Morgan Stanley Dean Witter Latin American Growth Fund ("LATIN
         AMERICAN")

    32.  Morgan Stanley Dean Witter Market Leader Trust ("MARKET LEADER")


    33. Morgan Stanley Dean Witter Mid-Cap Dividend Growth Securities ("MID-CAP DIVIDEND GROWTH")

    34.  Morgan Stanley Dean Witter Mid-Cap Equity Trust ("MID-CAP EQUITY")

    35. Morgan Stanley Dean Witter Natural Resource Development Securities Inc. ("NATURAL RESOURCE")

    36.  Morgan Stanley Dean Witter New Discoveries Fund ("NEW DISCOVERIES")

    37.  Morgan Stanley Dean Witter Next Generation Trust ("NEXT GENERATION")

    38.  Morgan Stanley Dean Witter Pacific Growth Fund Inc. ("PACIFIC GROWTH")

    39.  Morgan Stanley Dean Witter Real Estate Fund ("REAL ESTATE")

    40.  Morgan Stanley Dean Witter Small Cap Growth Fund ("SMALL CAP GROWTH")

    41.  Morgan Stanley Dean Witter S&P 500 Index Fund ("S&P500 INDEX")

    42.  Morgan Stanley Dean Witter S&P 500 Select Fund ("S&P 500 SELECT")

    43.  Morgan Stanley Dean Witter Special Value Fund ("SPECIAL VALUE")

    44.  Morgan Stanley Dean Witter Tax-Managed Growth Fund ("TAX-MANAGED
         GROWTH")

    45.  Morgan Stanley Dean Witter Total Market Index Fund ("TOTAL MARKET
         INDEX")

    46.  Morgan Stanley Dean Witter Total Return Trust ("TOTAL RETURN")

    47.  Morgan Stanley Dean Witter 21st Century Trend Fund ("21ST CENTURY
         TREND")

    48.  Morgan Stanley Dean Witter Utilities Fund ("UTILITIES FUND")

    49.  Morgan Stanley Dean Witter Value-Added Market Series ("VALUE-ADDED")

    50.  Morgan Stanley Dean Witter Value Fund ("VALUE FUND")

BALANCED FUNDS

    51.  Morgan Stanley Dean Witter Balanced Growth Fund ("BALANCED GROWTH")

    52.  Morgan Stanley Dean Witter Balanced Income Fund ("BALANCED INCOME")

ASSET ALLOCATION FUND

    53.  Morgan Stanley Dean Witter Strategist Fund ("STRATEGIST FUND")

FIXED-INCOME FUNDS

    54. Morgan Stanley Dean Witter California Tax-Free Income Fund ("CALIFORNIA TAX-FREE")

    55. Morgan Stanley Dean Witter Convertible Securities Trust ("CONVERTIBLE SECURITIES")

    56.  Morgan Stanley Dean Witter Diversified Income Trust ("DIVERSIFIED
         INCOME")

    57.  Morgan Stanley Dean Witter Federal Securities Trust ("FEDERAL
         SECURITIES")

    58.  Morgan Stanley Dean Witter Hawaii Municipal Trust ("HAWAII MUNICIPAL")

    59.  Morgan Stanley Dean Witter High Yield Securities Inc ("HIGH YIELD")

    60. Morgan Stanley Dean Witter Intermediate Income Securities ("INTERMEDIATE INCOME")

    61. Morgan Stanley Dean Witter Limited Term Municipal Trust ("LIMITED TERM MUNICIPAL")

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    62.  Morgan Stanley Dean Witter Multi-State Municipal Series Trust
         ("MULTI-STATE SERIES")

    63. Morgan Stanley Dean Witter New York Tax-Free Income Fund ("NEW YORK TAX-FREE")

    64. Morgan Stanley Dean Witter North American Government Income Trust ("NORTH AMERICAN GOVERNMENT")

    65. Morgan Stanley Dean Witter Select Municipal Reinvestment Fund ("MUNICIPAL REINVESTMENT")

    66.  Morgan Stanley Dean Witter Short-Term Bond Fund ("SHORT-TERM BOND")

    67. Morgan Stanley Dean Witter Short-Term U.S. Treasury Trust ("SHORT-TERM TREASURY")

    68. Morgan Stanley Dean Witter Tax-Exempt Securities Trust ("TAX-EXEMPT SECURITIES")

    69. Morgan Stanley Dean Witter U.S. Government Securities Trust ("GOVERNMENT SECURITIES")

    70.  Morgan Stanley Dean Witter World Wide Income Trust ("WORLD WIDE
         INCOME")

SPECIAL PURPOSE FUNDS

    71. Morgan Stanley Dean Witter Select Dimensions Investment Series ("SELECT DIMENSIONS")

    72. Morgan Stanley Dean Witter Variable Investment Series ("VARIABLE INVESTMENT")

CLOSED-END FUNDS

    73. Morgan Stanley Dean Witter California Insured Municipal Income Trust ("CALIFORNIA INSURED MUNICIPAL")

    74. Morgan Stanley Dean Witter California Quality Municipal Securities ("CALIFORNIA QUALITY MUNICIPAL")

    75.  Morgan Stanley Dean Witter Government Income Trust ("GOVERNMENT
         INCOME")

    76.  Morgan Stanley Dean Witter High Income Advantage Trust ("HIGH INCOME")

    77. Morgan Stanley Dean Witter High Income Advantage Trust II ("HIGH INCOME II")

    78. Morgan Stanley Dean Witter High Income Advantage Trust III ("HIGH INCOME III")

    79.  Morgan Stanley Dean Witter Income Securities Inc. ("INCOME SECURITIES")

    80. Morgan Stanley Dean Witter Insured California Municipal Securities ("INSURED CALIFORNIA SECURITIES")

    81. Morgan Stanley Dean Witter Insured Municipal Bond Trust ("INSURED MUNICIPAL BOND")

    82. Morgan Stanley Dean Witter Insured Municipal Income Trust ("INSURED MUNICIPAL INCOME")

    83. Morgan Stanley Dean Witter Insured Municipal Securities ("INSURED MUNICIPAL SECURITIES")

    84. Morgan Stanley Dean Witter Insured Municipal Trust ("INSURED MUNICIPAL TRUST")

    85. Morgan Stanley Dean Witter Municipal Income Opportunities Trust ("MUNICIPAL OPPORTUNITIES")

    86. Morgan Stanley Dean Witter Municipal Income Opportunities Trust II ("MUNICIPAL OPPORTUNITIES II")

    87. Morgan Stanley Dean Witter Municipal Income Opportunities Trust III ("MUNICIPAL OPPORTUNITIES III")

    88.  Morgan Stanley Dean Witter Municipal Income Trust ("MUNICIPAL INCOME")

    89. Morgan Stanley Dean Witter Municipal Income Trust II ("MUNICIPAL INCOME II")

    90. Morgan Stanley Dean Witter Municipal Income Trust III ("MUNICIPAL INCOME III")

    91. Morgan Stanley Dean Witter Municipal Premium Income Trust ("MUNICIPAL PREMIUM")

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    92.  Morgan Stanley Dean Witter New York Quality Municipal Securities ("NEW
         YORK QUALITY MUNICIPAL")

    93.  Morgan Stanley Dean Witter Prime Income Trust ("PRIME INCOME")

    94. Morgan Stanley Dean Witter Quality Municipal Income Trust ("QUALITY MUNICIPAL INCOME")

    95. Morgan Stanley Dean Witter Quality Municipal Investment Trust ("QUALITY MUNICIPAL INVESTMENT")

    96. Morgan Stanley Dean Witter Quality Municipal Securities ("QUALITY MUNICIPAL SECURITIES")


                               TCW/DW TERM TRUSTS
                                       AT
                                  MAY 31, 2000

    1.   TCW/DW Term Trust 2000 ("TERM TRUST 2000")

    2.   TCW/DW Term Trust 2002 ("TERM TRUST 2002")

    3.   TCW/DW Term Trust 2003 ("TERM TRUST 2003")